EXECUTION COPY



                         DIRECTOR DESIGNATION AGREEMENT

         Director Designation Agreement (the "Agreement") dated as of
December 28, 2001 by and among Chancery Lane/GSC Investors L.P., a Delaware limited partnership (the "Partnership"), Greenwich Street Capital Partners II, L.P., a Delaware limited partnership that is a limited partner of the Partnership (the "Representative Class A Limited Partner"), and MIC Investors, Inc., a Delaware corporation and the general partner of the Partnership (the "General Partner"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Debenture Purchase Agreement dated as of December 12, 2000 between Moore and the Partnership (the "Debenture Purchase Agreement").

         WHEREAS, the Partnership purchased an 8.70% Convertible Subordinated Debenture due June 30, 2009 from Moore pursuant to the Debenture Purchase Agreement;

         WHEREAS, Section 6 of the Debenture Purchase Agreement provides that the Partnership shall have the right to designate one or two persons to the Board of Moore;

         WHEREAS, pursuant to the Second Amendment to Partnership Agreement and Conversion Agreement dated as of the date hereof (the "Second Amendment"), the Partnership has agreed to dissolve in accordance with the terms and conditions set forth therein; and

         WHEREAS, in connection with such dissolution, the Partnership wishes to assign its governance rights under Section 6 of the Debenture Purchase Agreement to the Representative Class A Limited Partner and to provide for the designation of members of the Board pursuant to such Section 6, upon the terms and subject to the conditions herein.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. ASSIGNMENT OF GOVERNANCE RIGHTS. Effective upon its dissolution of the Partnership pursuant to the Second Amendment, the Partnership hereby assigns to the Representative Class A Limited Partner and the Representative Class A Limited Partner hereby accepts, the rights of the Partnership under Section 6 of the Debenture Purchase Agreement.

         2. AGREEMENT TO DESIGNATE DIRECTORS. Each party to this Agreement, by its execution of this Agreement, hereby agrees that if, at any time, the Partnership has the right to designate two persons as members of the Board pursuant to Sections 6.1(b) and 6.3 of the Debenture Purchase Agreement, such persons shall be Mark Angelson (or such other person specified by the General Partner in compliance with Section 6.1 of the Debenture Purchase Agreement) and Alfred C. Eckert III (or such other person specified by the Representative Class A Limited Partner in compliance with Section 6.1 of the Debenture Purchase Agreement). If, at any time, the Partnership has the right to designate one person as a member of the Board, such person shall be Alfred C. Eckert III (or such other person specified by the Representative Class A Limited Partner in compliance with Section 6.1 of the Debenture Purchase Agreement).

         3. MISCELLANEOUS.

         (a) LAWS GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

         (b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

         (c) SEVERABILITY. The provisions of Agreement are intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                      CHANCERY LANE/GSC INVESTORS L.P.

                                      By:  MIC Investors, Inc., its General
                                           Partner


                                      By: /s/ Mark Angelson
                                          -------------------------------------
                                          Name:   Mark Angelson
                                          Title:  President


                                      GREENWICH STREET CAPITAL PARTNERS II, L.P.

                                      By:  Greenwich Street Investments II,
                                           L.L.C., its General Partner


                                      By: /s/ Matthew Kaufman
                                          -------------------------------------
                                          Name:   Matthew Kaufman
                                          Title:  Managing Director


                                      MIC INVESTORS, INC.


                                      By: /s/ Mark Angelson
                                         --------------------------------------
                                         Name:    Mark Angelson
                                         Title:   President










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